Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83171) of NIC Inc. of our report dated June 26, 2009 relating to the financial statements of the 1999 National Information Consortium Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

Kansas City, Missouri

June 26, 2009

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